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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)               December 31, 2000
                                                               -----------------




                        CONTINENTAL MATERIALS CORPORATION
             (Exact name of registrant as specified in its charter)




          Delaware                  1-3834             36-2274391
(State or other jurisdiction     (Commission         (IRS Employers
     of incorporation)           File Number)      Identification No.)




    225 West Wacker Drive, Chicago, Illinois              60606
    (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code   312-541-7200




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                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 2.         ACQUISITION OF STOCK

                On December 31, 2000, pursuant to a Stock Purchase Agreement (the "Agreement") filed as Exhibit 2A hereto, Registrant acquired from M. L. Coburn, Ronald O. Coburn, Jr., Donald A. Baumgartner and Carolyn K. Baumgartner (the "Shareholders) all of the capital stock which consisted of 243,000 shares of common stock of Rocky Mountain Ready Mix Concrete, Inc. ("RMRM") for a cash purchase price of $11,500,000. RMRM is involved in the production and sale of ready-mix concrete in the metropolitan Denver, Colorado area and Registrant intends to continue such operations. The principal offices of RMRM are located at 5700 Logan Street, Denver, Colorado. Batch plants, all of which are in Colorado, are located in unincorporated sections of Denver, Brighton and Littleton.

                The purchase price is to be adjusted, upward or downward, as the case may be, on a dollar-for-dollar basis, for the Net Assets (as defined in the Agreement) as of the closing date. An advance of $789,000 was made against this amount. The final amount due for the Net Assets will be determined upon completion of an audit of the balance sheet as of the closing date. An additional payment of approximately $200,000 is expected.

                Finally, the Agreement also provides for additional consideration if RMRM exceeds a predetermined Pre-tax Income level calculated annually, as defined in the Agreement, for each of the next three fiscal years of the Registrant.

                The terms and conditions of the stock acquisition, including the consideration paid, were reached as the result of arms-length negotiations and bargaining between Registrant and the shareholders of RMRM. There was no material relationship between the Registrant or any of its affiliates, directors or officers, or any associate of any director or officer and RMRM.

                The acquisition was financed by the proceeds of the Fifth Amendment to the Restated Revolving Credit and Term Loan Agreement (Exhibit 2B hereto) entered into on January 2, 2001 with the Registrant's existing lending banks.




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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

                (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                         The acquisition does not meet the "significance" test of Form 8-K under the 1934 Act and Regulation S-X of the 1940 Act, therefore no financial information is provided.

                (b)      PRO FORMA FINANCIAL INFORMATION

                         The acquisition does not meet the "significance" test of Form 8-K under the 1934 Act and Regulation S-X of the 1940 Act, therefore no pro forma financial information is provided.

                (c)      EXHIBITS

                         See Exhibits Index, page 4 hereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                (Registrant)            CONTINENTAL MATERIALS CORPORATION
                                        ---------------------------------------

                (Signature)             /S/Joseph J. Sum
                                        ---------------------------------------
                                        Joseph J. Sum, Vice President, Finance

                Date                    January 12, 2001






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                                 EXHIBITS INDEX



Exhibit 2A Stock Purchase Agreement By and Among Continental Materials Corporation, Rocky Mountain Ready Mix Concrete, Inc. and The Shareholders of Rocky Mountain Ready Mix Concrete, Inc.

Exhibit 2B Fifth Amendment to the Restated Revolving Credit and Term Loan Agreement Between Continental Materials Corporation, The Northern Trust Company and LaSalle National Bank.








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